UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2009
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
Onyx Pharmaceuticals, Inc., or Onyx, is reaffirming its previously provided Nexavar net sales guidance for 2009. This is being provided in response to unusual current global macroeconomic conditions. A more complete discussion of Onyx’s financial results for the quarter ended March 31, 2009 will occur on its regularly scheduled teleconference to be held on Wednesday, May 06, 2009.
ITEM 8.01 OTHER EVENTS
On April 29, 2009, Bayer HealthCare Pharmaceuticals Corporation, or Bayer, in its “Q1 2009 Analyst and Investor Briefing,” announced net sales of Nexavar for the quarter ended March 31, 2009 of €137 million. Quarterly Nexavar sales are translated into U.S. dollars based on an average exchange rate over the period. The approximate average exchange rate for the quarter ending March 31, 2009 was $1.30 for €1. Under the Collaboration Agreement between Bayer and Onyx, Bayer and Onyx share profits from global Nexavar sales, except in Japan where Onyx receives a single digit royalty on Nexavar net sales.
Forward Looking Statements
This Current Report on Form 8-K contains a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act, as amended, regarding Nexavar net sales guidance for 2009. Such statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. These risks and uncertainties include, without limitation, risks related to Nexavar being Onyx’s only approved product; competing therapies; adoption of Nexavar as a treatment for liver cancer; the outcome of on-going and planned clinical trials of Nexavar; our collaborative relationship with Bayer; the potentially greater resources of our competitors; the development of ONX 801; unpredictability of and fluctuations in our operating results; market acceptance of our products and pharmaceutical pricing and reimbursement pressures; the potential for adverse side effects to be associated with Nexavar; government regulation; our dependence on the efforts of Bayer to market and promote Nexavar; our dependence on the efforts and funding of Bayer to develop Nexavar; our lack of manufacturing capability; our dependence on specialty pharmacies and distributors; intellectual property protection of Nexavar; product liability associated with Nexavar, risk of securities class action litigation; and unstable market and economic conditions. More information about Onyx and these and other risks related to Onyx is detailed in Onyx’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of Current Report. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release except as required by law.
The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Onyx Pharmaceuticals, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: April 29, 2009
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer